SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

CONNECTONE BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	26-1998619
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

301 Sylvan Avenue Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-185979 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, no par value per share (the “Shares”), of ConnectOne Bancorp, Inc. (the “Company”) as included under the caption “Description of Our Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 11, 2013 (Registration No. 333-185979), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Exhibit No.	Name of Document

Exhibit 3(i).1	Restated Certificate of Incorporation (1)

Exhibit 3(i).2	Certificate of Amendment to the Restated Certificate of Incorporation (1)

Exhibit 3(ii)	Bylaws (1)

(1)	Filed as a part of the Company’s Registration Statement on Form S-1 (File No. 333-185979) filed with the Securities and Exchange Commission on January 11, 2013, such exhibits are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, ConnectOne Bancorp, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CONNECTONE BANCORP, INC. (Registrant)

Dated: February 7, 2013	By:	/s/ William S. Burns
William S. Burns
Executive Vice President and
Chief Financial Officer